UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):            April 9, 2007

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 North Michigan Avenue Chicago, Illinois 60601
(Address of principal executive offices)
(Zip Code)

(312) 346-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.04.                                          Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 9, 2007, Smurfit-Stone Container Enterprises, Inc. (“SSCE”), a wholly owned subsidiary of Smurfit-Stone Container Corporation (the “Company”), called for redemption all of its outstanding 9 3/4% Senior Notes due 2011 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of January 25, 2001 and as supplemented to date (the “Indenture”), by and between SSCE and The Bank of New York, as Trustee. On April 9, 2007, the Trustee mailed a notice of redemption to the registered holders of the Notes, in accordance with the terms of the Indenture. As of the date hereof, the aggregate principal amount of Notes outstanding is approximately $101.6 million. In accordance with the Indenture, the Notes will be redeemed on May 9, 2007 (the “Redemption Date”) at a redemption price of $1,032.50 per $1,000 principal amount of Notes outstanding, which will result in an aggregate redemption price of approximately $104.9 million. On the Redemption Date, SSCE will also pay accrued and unpaid interest of $26.54 per $1,000 principal amount of Notes outstanding, or approximately $2.7 million in the aggregate. Interest on the Notes will cease to accrue on and after the Redemption Date.

Item 7.01                                             Regulation FD Disclosure.

On April 9, 2007, the Company issued a press release announcing that SSCE has completed its tender offer for its 9 3/4% Senior Notes due 2011 and that it is calling for redemption the remaining amount of such Notes outstanding. The press release is attached to this Current Report as Exhibit 99.1.

The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Regulation FD and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibits 99.1, may contain forward-looking statements that are based on management’s expectations and beliefs concerning future events impacting the Company. Certain matters contained herein are based upon information available to management as of the date hereof. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that may cause such a difference include, but are not limited to, risks and uncertainties described in “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as updated from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

99.1

Press Release of Smurfit-Stone Container Corporation, dated April 9, 2007, relating to the completion of the tender offer for, and the call for redemption of, the 9 3/4% Senior Notes due 2011 of Smurfit-Stone Container Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 11, 2007
SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary, and General Counsel